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                                                                    EXHIBIT 99.1




              AMERICAN VANTAGE COMPANIES SELLS NORTH LAS VEGAS LAND

LAS VEGAS, NEVADA, FEBRUARY 2, 2004 --- American Vantage Companies (NASDAQ:AVCS) today announced that it has sold its approximately 40 acres of undeveloped land, located in North Las Vegas, Nevada for net proceeds of $7,007,000. The sale, to a national home building company's subsidiary, completes the Company's prior decision to sell all land parcels previously held by AVCS. The Company originally purchased the land parcel in 1997 at a cost of $3,544,000.

The net proceeds are anticipated to be utilized in the Company's previously announced strategy of expanding into areas of interest in the entertainment, media, lifestyle and gaming industries through mergers or acquisitions.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of American Vantage Companies' operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies' Form 10-KSB for the year ended July 31, 2003, Form 10-QSB for the quarter ended October 31, 2003 and Form 8-K (Date of Report: December 31, 2003). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. American Vantage Companies' actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.